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                                                                 EXHIBIT 99(A)



Calculation of weighted average shares outstanding.

                                                         Three Months Ended March 31,       Six Months Ended June 30,
                                                         ----------------------------       -------------------------
                                                              1997            1996              1997             1996
                                                         -------------    -------------     -------------    --------

Weighted average shares outstanding during period          15,349,554       14,258,012        15,329,498        15,248,228

Treasury stock                                               (767,494)        (767,494)         (767,494)         (710,203)

Dilutive effect of stock options,
       (using the treasury stock method)                    1,133,940        1,233,482         1,081,996           239,975
                                                         ------------     ------------      ------------     -------------


Weighted Average Common and Common Equivalent
       Shares Outstanding                                  15,716,000       14,724,000        15,644,000        14,778,000
                                                         ============     ============      ============     =============
